UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2008
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 16, 2008, the Company entered into Amended and Restated Deferred Fee Agreements (the “Agreements” with Messrs. Paul O. Jones, Jr., Thomas J. Longe, John G. Parks, and Otis T. Wallace (collectively, the “Directors”), members of the Company’s Board of Directors. The Agreements were ammended in order to bring each director’s respective deferred compensation plan into compliance with the provisions of section 409A of the Internal Revenue Code. Section 409A of the Internal Revenuie Code provides a one-time election for participants in deferred compensation agreements to receive a lump sum payment provided the payment is made in 2009 and no later than March 14, 2009. In connection with these changes, each Director elected to receive a lump sum distribution in 2009 of the amount vested, accrued and earned through December 31, 2008. These elections were made in connection with each Director's personal tax planning strategy and will result in an elimination of the future expenses that would have been incurred by the Company in connection with the Agreements, had the elections not been made. A copy of the form of the Agreements is attached as exhibit 99.1 to this Form 8-k

ITEM 8.01 OTHER EVENTS

On December 16, 2008, the board of directors of TIB Financial Corp. approved revisions to the Corporate Governance and Nominating Committee, Audit Committee, Strategic Planning Committee and Compensation Committee charters. Copies of these documents are attached as exhibits 99.2 through 99.5 to this Form 8-K.

The information contained in this Current Report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

99.1 Form of Director Deferred Fee Agreement as Amended and Restated
99.2 Corporate Governance and Nominating Committee Charter
99.3 Audit Committee Charter
99.4 Strategic Planning Committee Charter
99.5 Compensation Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: December 18, 2008	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer